Exhibit 10.1

Execution Version

AMENDMENT NUMBER SIX TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER SIX TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 7, 2023, and is entered into by and among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BMO BANK, N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent, documentation agent, syndication agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), BANK OF MONTREAL, CHICAGO BRANCH and COMPEER FINANCIAL, PCA, as co-documentation agents (collectively, and in such capacities, “Co-Documentation Agents”) and BMO, as sole lead arranger and book runner (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger and Book Runner”).

RECITALS

WHEREAS, Holdco, Borrowers, Lenders, and Agent are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (the “Loan Agreement”).

WHEREAS, Agent and the Required Lenders have agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2. AMENDMENT. The Loan Agreement is amended in the following respects:

2.1 Add Definitions of “Amendment No. 4 Closing Date” and “Covenant Modification Period”. Section 1.1 of the Loan Agreement is hereby amended by adding the defined terms “Amendment No. 4 Closing Date” and “Covenant Modification Period” in the appropriate alphabetical order.

Amendment No. 6 Closing Date: November 7, 2023.

Covenant Modification Period: the fiscal quarters commencing with the fiscal quarter ended September 30, 2023, and continuing up to and including the fiscal quarter ending June 30, 2024.

Early Termination of the Covenant Modification Period: shall have the meaning set forth in Section 10.3.1.

2.2 Increase in the Applicable Margin during Covenant Modification Period. Commencing on the Amendment No. 6 Closing Date and continuing until the next determination pursuant to the procedures set forth in the definition of Applicable Margin, the margins shall be determined as if Level I were applicable. In addition, the Applicable Margins for SOFR, Adjusted Base Rate and Letter of Credit Fee shall be increased by 0.50% commencing on the Amendment No. 6 Closing Date and continuing for the remainder of the Covenant Modification Period. For the avoidance of doubt, the 0.50% increase in the Applicable Margins for SOFR, Adjusted Base Rate and Letter of Credit Fee shall terminate if Borrower Agent elects to exercise the Early Termination of the Covenant.

2.3 Restriction of Distributions to Repurchase Equity Interests during Covenant Modification Period. Notwithstanding the provisions of Section 10.2.4(d) of the Loan Agreement to the contrary, at all times during the Covenant Modification Period Holdco shall not, and shall cause each Subsidiary not to, make any Distributions in order to repurchase their Equity Interests.

2.4 Change in the Total Leverage Ratio Covenant and Fixed Charge Coverage Ratio Covenant. Sections 10.3.1 and 10.3.2 of the Loan Agreement are deleted and are replaced with the following::

1.

10.3.1 Maximum Total Leverage Ratio Commencing on September 30, 2023, maintain a Total Leverage Ratio, measured on a Fiscal Quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto; provided, however, that the maximum Total Leverage Ratio may be increased by 0.50:1.00 for a period of four consecutive Fiscal Quarters (the “Adjusted Covenant Period”) in connection with any one or more Permitted Acquisitions during any period of ninety (90) consecutive days for an aggregate consideration of more than $15,000,000, if the Borrowers have provided notice in writing to the Agent requesting an Adjusted Covenant Period during the Fiscal Quarter in which such Permitted Acquisition is consummated; provided, further, that, (x) an Adjusted Covenant Period cannot commence during the Covenant Modification Period, (y) Borrowers may not request more than three (3) Adjusted Covenant Periods during the term of this Agreement, and (z) at least two (2) Fiscal Quarters have been completed following the end of the previously requested Adjusted Covenant Period:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
September 30, 2023	5.50:1.00
December 31, 2023, and March 31, 2024*	4.50:1.00
June 30, 2024*	4.00:1.00
September 30, 2024	3.50:1.00
December 31, 2024 and each Fiscal Quarter thereafter	3.25:1.00

*

In the event Borrower Agent (x) delivers to Agent the consolidated financial statements for Holdco and its Subsidiaries for the Fiscal Quarter ended December 31, 2023 or the Fiscal Quarter ended March 31, 2024, which are required pursuant to Section 10.1.2(b), (y) delivers to Agent the Compliance Certificate for the Fiscal Quarter ended December 31, 2023, or for the Fiscal Quarter ended March 31, 2024, which is required pursuant to Section 10.1.2(c), and (z) the Total Leverage Ratio as of December 31, 2023, or as of March 31, 2024, is less than 2.75:1.00 and the Fixed Charge Coverage Ratio is more than 1.25:1.00, Borrower Agent shall have the right to terminate the Covenant Modification Period (an “Early Termination of the Covenant Modification Period”). If Borrower Agent elects to exercise the Early Termination of the Covenant, the maximum Total Leverage Ratio for the Fiscal Quarters commencing on March 31, 2024, and June 30, 2024, shall not exceed 3.50:1.00.

2.

10.3.2 Minimum Fixed Charge Coverage Ratio. Commencing on September 30, 2023, maintain a Fixed Charge Coverage Ratio of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2023, and December 31, 2023	1.00:1.00
March 31, 2024*	1.00:1.00
June 30, 2024 and each Fiscal Quarter thereafter	1.25:1.00

*	If Borrower Agent elects to exercise the Early Termination of the Covenant, the Fixed Charge Coverage Ratio for the Fiscal Quarter ending on March 31, 2024, shall not be less than 1.25:1.00.

3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.

3.1 This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

A. Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Borrowers, and the Lenders, as applicable.

B. Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Agent in connection with this Amendment, including legal fees and expenses of Agent’s counsel.

4. REPRESENTATIONS AND WARRANTIES. Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:

4.1 All of Holdco and Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).

4.2 No event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute a Default or an Event of Default.

5. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.

6. RELEASE BY BORROWERS AND GUARANTOR. Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:

6.1 Arise out of the Loan Documents;

6.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.

7. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York.

8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

HOLDCO:

AMERICAN VANGUARD CORPORATION, a Delaware corporation

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	V.P., Chief Financial Officer and Treasurer

BORROWERS:

AMVAC CHEMICAL CORPORATION,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	V.P., Chief Administrative Officer, General Counsel and Secretary

AMVAC NETHERLANDS B.V.
a besloten vennootschap met beperkte aansprakelijkheid, organized under the laws of the Netherlands

By:	/s/ Peter Eilers
Name:	Peter Eilers
Title:	Managing Director

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

AGENT:

BMO BANK, N.A., as successor in interest to
BANK OF THE WEST,
as Agent (with the consent of the Required Lenders)

By:	/s/ Darren Jung
Name:	Darren Jung
Title:	Vice President

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

LENDERS:

BMO BANK, N.A., as successor in interest to
BANK OF THE WEST,
as a Revolver Loan Lender and Issuing Bank

By:	/s/ Shikha Rehman
Name:	Shikha Rehman
Title:	Director

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

AGCOUNTY FARM CREDIT SERVICES, FLCA,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL, PCA,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

COBANK, ACB,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

UMQUA BANK,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Lender

By:
Name:
Title:

Amendment Number Six to Third Amended and Restated Loan and Security Agreement